Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:

Sean B. O’Connor

Vice President, Finance and Chief Financial Officer

LeCroy Corporation

Tel: 845-425-2000

LeCroy Reports 13.6% Sales Growth in Second Quarter of Fiscal 2012

Increases Lead in High-End Oscilloscope Performance

Company Achieves Record Quarterly Revenue of $51.1 Million

CHESTNUT RIDGE, NY, JANUARY 25, 2012 – LeCroy Corporation (NASDAQ: LCRY), a leading supplier of oscilloscopes, protocol analyzers and signal integrity test solutions, today announced financial results for its fiscal second quarter ended December 31, 2011.

The highlights of the Company’s year-over-year (“YOY”) financial performance for the second quarter of fiscal 2012 are as follows:

(In millions, except per share data, percentages and bps)	Q2 FY12 GAAP	Q2 FY11 GAAP	Q2 FY12 non-GAAP*	Q2 FY11 non-GAAP*	YOY Change non-GAAP*
Revenue	$51.1	$45.0	$51.1	$45.0	13.6%
Gross Margin	59.6%	61.4%	59.8%	61.7%	-190 bps
Operating Income	$4.4	$2.5	$7.2	$6.8	6.5%
Operating Margin	8.7%	5.5%	14.1%	15.0%	-90 bps
Net Income	$2.8	$0.3	$5.2	$4.2	23.3%
Net Income Per Diluted Share	$0.16	$0.02	$0.30	$0.28	7.1%

*	A presentation of, and a reconciliation of, non-GAAP financial measures with the most directly comparable GAAP measures, if different, can be found in the financial tables below.

Comments on the Quarter

“LeCroy delivered strong top- and bottom-line results that were within our expectations for the second quarter of fiscal 2012,” said LeCroy President and Chief Executive Officer Tom Reslewic. “Revenues continued to grow on both a sequential and year-over-year basis to record levels of $51.1 million; non-GAAP operating margins were within our target range and we improved our bottom line through careful expense management. North American sales were robust, and while European sales reached a record high during the quarter, the weakness in the value of the Euro had a negative effect on margins.”

“Our technology advantage continues to provide us with the ability to drive sales in the high-end of the oscilloscope business,” said Reslewic. “LeCroy leapfrogged the competition with the launch of our new 8HP silicon-germanium (SiGe) chipset and the world’s fastest real-time oscilloscope, LabMaster 10 Zi, to kick off the second half of the fiscal year. At the mid- and low-end, we have solid distribution partnerships in place to support our sales force and build our user base.”

GAAP operating income for the second quarter of fiscal 2012 includes $1.8 million of non-cash share-based compensation expense of which $1.0 million is primarily attributable to the remeasurement of outstanding stock appreciation rights (“SARs”) and $0.8 in share-based compensation expense attributable to options and restricted stock. Accounting for SARs requires the recognition of an expense or benefit to the consolidated statements of operations depending on whether the Company’s stock price increased or decreased, respectively.

Outlook and Guidance

“Our long-term outlook is promising, even as the global macro-economic environment, including concerns in Europe and China, gives us reason for near-term caution. For the third quarter, which typically is weaker due to seasonality, we expect to report revenues of approximately $47 to $49 million, non-GAAP operating margin of approximately 14%, and non-GAAP net income in the range of $0.25 to $0.27 per diluted share. We are updating our guidance for full year fiscal 2012 and expect revenues of approximately $200 million, non-GAAP operating margin of approximately 14%, and non-GAAP net income in the range of $1.10 to $1.12 per diluted share,” concluded Reslewic.

Conference Call Information

LeCroy will broadcast its quarterly conference call for investors live over the Internet today, Wednesday, January 25, 2012 at 10:00 a.m. ET. To access the webcast, visit the “Events Calendar” in the “Investors” section of LeCroy’s website at www.lecroy.com. The call also may be accessed by dialing (877) 709-8155 or (201) 689-8881. For interested individuals unable to join the live conference call, a webcast replay will be available on the Company’s website for approximately one year.

About LeCroy Corporation

LeCroy Corporation is a worldwide leader in serial data test solutions, creating advanced instruments that drive product innovation by quickly measuring, analyzing and verifying complex electronic signals. The Company offers high-performance oscilloscopes, serial data analyzers and global communications protocol test solutions used by design engineers in the computer, semiconductor and consumer electronics, data storage, automotive and industrial, and military and aerospace markets. LeCroy’s 48-year heritage of technical innovation is the foundation for its recognized leadership in “WaveShape Analysis” - capturing, viewing and measuring the high-speed signals that drive today’s information and communications technologies. LeCroy is headquartered in Chestnut Ridge, New York. Company information is available at http://www.lecroy.com.

Safe Harbor

This release contains forward-looking statements, including those pertaining, but not limited to, expectations regarding: continuing to see opportunities to further penetrate the oscilloscope market; the expectation to continue to have a technology advantage to provide the ability to drive sales in the high-end of the oscilloscope business; that LeCroy leapfrogged the competition with the launch of its 8HP silicon-germanium (SiGe) chipset and the world’s fastest real-time oscilloscope, LabMaster 10 Zi; expectation to continue solid distribution partnerships to support the sales force and to build user base at the mid- and low-end;

expectation that LeCroy’s long-term outlook is promising; and LeCroy’s expectations for third-quarter and full-year fiscal 2012 revenues, non-GAAP operating margin and non-GAAP earnings per diluted share.

Actual performance and results of operations may differ materially from those projected or suggested in the forward-looking statements due to certain risks and uncertainties including, without limitation, adverse changes in general economic or political conditions in any of the major countries in which LeCroy does business; volume and timing of orders received; changes in the mix of products sold; competitive pricing pressure; the availability and timing of funding for the Company’s current products; delays in development or shipment of LeCroy’s new products or existing products; introduction of new products by existing and new competitors; failure to successfully manage transitions to new markets; failure to anticipate and develop new products and services in response to changes in demand; failure to obtain and maintain cost reductions; difficulty in predicting revenue from new products; disputes and litigation; inability to protect LeCroy’s intellectual property from third-party infringers; failure to manage LeCroy’s sales and distribution channels effectively; disruption of LeCroy’s business due to catastrophic events; risks associated with international operations; fluctuations in foreign currency exchange rates and interest rates applicable to our variable rate bank debt; changes in, or interpretations of, accounting principles; inventory write-down; impairment of long-lived assets; valuation of deferred tax assets; unanticipated changes in, or interpretations of, tax rules and regulations; LeCroy’s inability to attract and retain key personnel; and interruptions or terminations in LeCroy’s relationships with turnkey assemblers.

For further discussion of these and other risks and uncertainties, individuals should refer to LeCroy’s SEC filings, which are available at the Company’s website www.lecroy.com. The financial information set forth in this press release reflects estimates based on information available at this time. These amounts could differ from actual reported amounts stated in LeCroy’s Quarterly Report on Form 10-Q for the second quarter ended December 31, 2011, which the Company expects to file in February 2012.

LeCroy undertakes no obligation to publicly update forward-looking statements, whether because of new information, future events or otherwise. Further information on potential factors that could affect LeCroy Corporation’s business are described in the Company’s reports on file with the SEC.

Use of Non-GAAP Financial Measures

Certain disclosures in this press release include “non-GAAP financial measures.” A non-GAAP financial measure is defined as a numerical measure of a company’s financial performance, financial position or cash flows that excludes or includes amounts so as to be different from the most directly comparable measure calculated and presented in accordance with GAAP in the Consolidated Balance Sheets, Consolidated Statements of Operations or Cash Flows of the Company.

The non-GAAP results are a supplement to the financial statements based on generally accepted accounting principles (“GAAP”). The Company believes this presentation provides investors and LeCroy management with additional insight into its underlying results because of the materiality of certain non-cash charges. The Company excludes these expenses when evaluating core operating activities and for strategic decision making, forecasting future results and evaluating current performance.

We define non-GAAP gross profit as gross profit as reported under GAAP plus or minus primarily non-cash charges for share-based compensation costs (benefit) and business realignment charges included in cost of revenues. Non-GAAP gross margin is computed as non-GAAP gross profit as a percentage of total revenues. Non-GAAP gross profit and non-GAAP gross margin are not substitutes for comparable GAAP measures.

We define non-GAAP operating income as operating income reported under GAAP plus or minus primarily non-cash charges for share-based compensation costs (benefit), business realignment charges, acquisition costs and amortization of intangible assets acquired through the Bogatin Enterprises, L.L.C. transaction. A significant portion of our stock-based compensation cost (benefit) was the result of the change in the fair value of our SARs, driven primarily by our stock price. Non-GAAP operating income is not a substitute for GAAP operating income (loss).

We define non-GAAP net income as net income reported under GAAP plus or minus primarily non-cash charges for share-based compensation costs (benefit), business realignment charges, acquisition costs and amortization of intangible assets acquired through the Bogatin Enterprises, L.L.C. transaction, write-off of debt issue costs, non-cash amortization of debt discount on convertible notes, and non-cash loss on extinguishment of convertible notes, each net of applicable income taxes, such that the effective tax rate, for non-GAAP net income is approximately 27.1% and 37.5% on a year-to-date basis, adjusted for tax return filing true-ups and reserve adjustments, for the 2012 and 2011 periods, respectively. Non-GAAP net income is not a substitute for GAAP net income (loss).

We define non-GAAP net income per diluted common share as non-GAAP net income divided by the weighted average number of shares outstanding plus the dilutive effect of stock options, restricted stock and the convertible notes, calculated consistent with GAAP, as applicable. Non-GAAP net income per diluted common share is not a substitute for GAAP net income (loss) per diluted common share.

Non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating income, non-GAAP operating margin, non-GAAP net income and non-GAAP net income per diluted common share, as we defined them, may differ from similarly named measures used by other entities and, consequently, could be misleading unless all entities calculate and define such non-GAAP measures in the same manner. A presentation of, and a reconciliation of, our non-GAAP financial measures with the most directly comparable GAAP measures are included in the accompanying financial data. By definition, non-GAAP measures do not give a full understanding of LeCroy; therefore, to be truly valuable, they must be used in conjunction with the GAAP measures. We strongly encourage investors to review our consolidated financial statements and publicly filed reports in their entirety and not rely on any single financial measure.

LeCROY CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Quarter Ended		Two Quarters Ended
In thousands, except per share data	Dec. 31, 2011	Jan 1, 2011	Dec 31, 2011	Jan 1, 2011

Revenues:
Test and measurement products	$47,621	$41,884	$93,526	$78,357
Service and other	3,516	3,128	6,637	5,765

Total revenues	51,137	45,012	100,163	84,122

Cost of revenues:
Share-based compensation	95	127	(137)	262
Other costs of revenues	20,553	17,244	39,929	32,831

	20,648	17,371	39,792	33,093

Gross profit	30,489	27,641	60,371	51,029

Operating expenses:
Selling, general and administrative:
Share-based compensation	1,417	3,517	(2,952)	7,554
Other selling, general and administrative expenses	14,688	12,221	28,233	23,533

	16,105	15,738	25,281	31,087

Research and development:
Share-based compensation	324	604	(147)	1,301
Other research and development expenses	9,636	8,826	19,059	16,731

	9,960	9,430	18,912	18,032

Total operating expenses	26,065	25,168	44,193	49,119

Operating income	4,424	2,473	16,178	1,910

Other income (expense):
Write-off debt issue costs	—	—	(153)	—
Loss on extinguishment of convertible debt, net of issue cost write-off	—	(532)	—	(532)
Interest income	21	12	45	23
Interest expense	(295)	(622)	(760)	(1,412)
Amortization of debt discount on convertible notes	(82)	(511)	(552)	(1,072)
Other, net	(157)	(341)	(328)	(618)

Other expense, net	(513)	(1,994)	(1,748)	(3,611)

Income (loss) before income taxes	3,911	479	14,430	(1,701)
Provision (benefit) for income taxes	1,106	179	4,336	(737)

Net income (loss)	$2,805	$300	$10,094	$(964)

Net income (loss) per common share
Basic	$0.17	$0.02	$0.61	$(0.07)
Diluted	$0.16	$0.02	$0.59	$(0.07)

Weighted average number of common shares:
Basic	16,564	14,577	16,512	13,622
Diluted	17,036	15,210	17,001	13,622

LeCROY CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

In thousands	Dec 31, 2011	July 2, 2011

ASSETS
Current assets:
Cash and cash equivalents	$5,123	$5,488
Accounts receivable, net	35,106	31,562
Inventories, net	46,478	48,248
Other current assets	10,866	13,329

Total current assets	97,573	98,627

Property and equipment, net	27,181	26,334
Intangible assets, net	1,677	499
Other non-current assets	4,019	4,733

TOTAL ASSETS	$130,450	$130,193

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$17,733	$17,896
Accrued expenses and other current liabilities	20,575	24,728
Bank debt	22,600	—
Convertible notes, net of unamortized discount of $0 and $553, respectively	—	29,097

Total current liabilities	60,908	71,721

Deferred revenue and other non-current liabilities	4,501	3,968

Total liabilities	65,409	75,689

Stockholders’ equity	65,041	54,504

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$130,450	$130,193

LeCROY CORPORATION

RECONCILIATION OF REPORTED GAAP RESULTS

TO NON-GAAP FINANCIAL MEASURES

(UNAUDITED)

	Quarter Ended		Two Quarters Ended
In thousands	Dec 31, 2011	Jan 1, 2011	Dec 31, 2011	Jan 1, 2011

GAAP gross profit, as reported	$30,489	$27,641	$60,371	$51,029

Share-based compensation	95	127	(137)	262
Business realignment - severance charges	—	—	68	—

Non-GAAP gross profit	$30,584	$27,768	$60,302	$51,291

	Quarter Ended		Two Quarters Ended
In thousands	Dec 31, 2011	Jan 1, 2011	Dec 31, 2011	Jan 1, 2011

GAAP operating income, as reported	$4,424	$2,473	$16,178	$1,910

Share-based compensation	1,836	4,248	(3,236)	9,117
Business realignment - severance charges	874	49	955	49
Acquisition costs	—	—	38	—
Amortization of intangible assets acquired	74	—	146	—

Non-GAAP operating income	$7,208	$6,770	$14,081	$11,076

	Quarter Ended		Two Quarters Ended
In thousands	Dec 31, 2011	Jan 1, 2011	Dec 31, 2011	Jan 1, 2011

GAAP net income (loss), as reported	$2,805	$300	$10,094	$(964)

After-tax effect of Non-GAAP adjustments:
Share-based compensation	1,682	3,262	(1,835)	6,482
Business realignment - severance charges	568	35	625	35
Acquisition costs	—	—	27	—
Amortization of intangible assets acquired	50	—	100	—
Write-off of debt issue costs	—	—	106	—
Non-cash amortization of debt discount on convertible notes	57	388	385	751
Non-cash loss on extinguishment of convertible notes	—	201	—	201

Non-GAAP net income	$5,162	$4,186	$9,502	$6,505

	Quarter Ended		Two Quarters Ended
In thousands, except per share data	Dec 31, 2011	Jan 1, 2011	Dec 31, 2011	Jan 1, 2011

Net income (loss) per common share
Diluted, as reported	$0.16	$0.02	$0.59	$(0.07)
Diluted, non-GAAP	$0.30	$0.28	$0.56	$0.46

Weighted average number of common shares:
Diluted, as reported	17,036	15,210	17,001	13,622
Diluted, non-GAAP	17,036	15,210	17,001	14,112